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                                                                   EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT
                              --------------------


     EMPLOYMENT AGREEMENT dated as of August 16, 1994 between HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company"), and DAVID F. DYER ("Executive").

     This Agreement sets forth the terms and conditions of Executive's employment by the Company as the Company's Chief Operating Officer.

     In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

     1.   Term and Termination.

          (a) Term. The term of Executive's employment under this Agreement (the "Employment Term") shall commence immediately upon the execution of this Agreement (the "Effective Date") and end on the fifth anniversary of such date. The Employment Term shall be automatically extended beyond the original five-year term for successive one-year terms unless at least one hundred eighty (180) days prior to the expiration of the original Employment Term or any subsequent renewal thereof, either party notifies the other party in writing that it is electing to terminate this Agreement at the expiration of the then current term. During the Employment Term, the Company agrees to employ Executive and Executive agrees to serve the Company upon and subject to the terms and conditions set forth in this Agreement.

          (b) Termination by the Company. Executive' s employment by the Company may be terminated by the Company only as provided in clauses (i) through (iv) below.

               (i) Upon the death of Executive.

               (ii) Upon six (6) months' prior written notice from the Company to Executive (the "Notice Period"), in the event of an illness or other disability which has incapacitated Executive from performing his duties hereunder, as determined in good faith by the Board of Directors of the Company, for an aggregate of one hundred eighty (180) consecutive days during the twelve calendar months preceding the month in which such notice is given; provided, however, that in the event that prior to the end of the Notice Period, Executive recovers from such illness or other disability to an extent permitting him to perform his duties hereunder, the notice of termination pursuant to this clause (ii) shall be of no further force and effect.

               (iii) At any time upon giving written notice of such termination to Executive and by (x) paying to Executive in a lump sum upon such termination an amount equal to (A) Annual Base Salary (as hereinafter defined) that would have been


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payable to Executive had his employment by the Company continued until the expiration of the Employment Term plus (B)(1) the amount of Annual Bonus (as hereinafter defined) that Executive would have been entitled to receive had his employment by the Company continued until the end of the fiscal year in which such termination occurred (such amount of Annual Bonus is hereinafter referred to as the "Remainder Bonus") and (2) any Annual Bonus for a prior fiscal year that has been earned but not yet paid and (y) forgiving the Loan (as hereafter defined). In addition, Executive shall receive benefits as provided in Section l(h), and his Options shall be treated as specified in
Section 12.

               (iv) At any time for "Cause", which for purposes of this Agreement shall be deemed to have occurred only on the happening of any of the following:

                        (A) the plea of guilty to, or conviction for, the
               commission of a felony offense by Executive; provided, however, that after indictment, the Company may suspend Executive from the rendition of services, but without limiting or modifying in any other way the Company's obligations under this Agreement;

                        (B) a material breach by Executive of a material
               fiduciary duty owed to the Company;

                        (C) a material breach by Executive of any of the
               covenants made by him in Sections 6 and 7 hereof; or

                        (D) the willful and gross neglect by Executive of the
               material duties specifically and expressly required by this Agreement.

provided, however, that any claim that "Cause", within the meaning of clauses
(B), (C) or (D) above, exists for the termination of Executive's employment may be asserted on behalf of the Company only by a resolution duly adopted by two-thirds of the total number of members of the Board of Directors of the Company, and only after 15 days prior written notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable; provided, further, that no state of facts that, with or without notice to Executive or the passage of time or both, would give rise to the right of the Company to terminate Executive's employment pursuant to clause
(ii) of this Section l(b) may, directly or indirectly, in whole or in part, be the basis for a claim that Cause, within the meaning of clause (D) above, exists for the termination of Executive's employment; provided, further, that during the period of twelve (12) months following a Change in Control (as hereinafter defined), Cause shall be deemed to have occurred only upon the happening of an event referred to in clause (A) above; and provided, further, that the term "material" as used in clauses (B), (C) and (D) above and in
Section 10 hereof shall be construed by reference to the effect of the relevant action or omission on the Company and its subsidiaries taken as a whole.





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               (c)      Effect of Termination by the CompanY. If Executive's
employment is terminated by the Company pursuant to Section 1(b)(iii) hereof, he shall receive only the amounts and benefits, and his Options shall be treated, as provided in Section 1(b)(iii). If Executive dies while employed by the Company, his employment will thereupon be terminated pursuant to Section 1(b)(i) and he shall receive pursuant to this Agreement his Annual Base Salary and Annual Bonus (to the extent not otherwise included in the Remainder Bonus) that has accrued in favor of Executive as of the date of his death, to the extent unpaid or delivered, and the Remainder Bonus, and the Loan shall be forgiven, but Executive shall be eligible to receive benefits under the Company's life insurance and death benefits plans or practices in which he is then participating, to the extent provided in such plans or practices, and his Options shall be treated as specified in Section 12. If Executive's employment is terminated pursuant to Section 1(b)(ii) of this Agreement, his Options shall be treated as specified in Section 12 and the Company shall (i) continue to pay to Executive his Annual Base Salary as and when the same would otherwise be due in accordance with Section 4 of this Agreement until the first to occur of the expiration of the Employment Term or the date of Executive's death, (ii) pay the Remainder Bonus to Executive on the date of such termination and (iii) the Loan shall be forgiven. The amounts payable by the Company pursuant to the foregoing sentence shall be reduced by the amount of any long term disability benefits paid directly to Executive pursuant to any benefit or welfare plans maintained by the Company for Executive's benefit. If Executive's employment is terminated by the Company for Cause pursuant to Section 1(b)(iv) hereof, he shall receive pursuant to this Agreement only his Annual Base Salary earned as of the date of termination, and his Options shall be treated as specified in Section 12. The phrase "designated beneficiary or beneficiaries" shall mean the person or persons named from time to time by Executive in a signed instrument filed for this purpose with the Company. If the designation made in any such signed instrument shall for any reason be ineffective, the phrase "designated beneficiary or beneficiaries" shall mean Executive's estate. With respect to the payment of the Remainder Bonus, such amount shall be the amount which would have been payable to Executive as his Annual Bonus in accordance with the applicable Company plan or program had Executive's employment continued until the end of the fiscal year of the Company in which such termination occurred, but without regard to any requirement in such plan that Executive be employed by the Company at any time following the conclusion of such succeeding fiscal year in order to receive his Annual Bonus.

               (d) Termination by Executive. The Executive's employment may be terminated during the Employment Term by the Executive (i) for Good Reason or (ii) without any reason during the twelve (12) month period immediately following a Change in Control or (iii) without any reason at any time. For purposes of this Agreement, "Good Reason" shall mean:

                        (A) the assignment to the Executive of any duties inconsistent in any with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated,





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               insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                        (B) any material breach of this Agreement by the
               Company which is not remedied by the Company promptly after receipt of notice thereof given by the Executive;

                        (C) any purported termination by the Company of the
               Executive's employment other wise than as expressly permitted by this Agreement;

                        (D) any failure by the Company to comply with and
               satisfy Section 13 of this Agreement; or

                        (E) (i) failure of Employee to be elected or appointed
               to the Company's Board of Directors within ninety (90) days of the Effective Date, (ii) failure of Executive to be reelected to the Board of Directors or (iii) Executive's removal from the Board of Directors.

For purposes of this subsection (d), a determination of "Good Reason" by the Executive which is reasonable and is made in good faith shall be conclusive.

               (e) Effect of Termination by the Executive. If Executive terminates his employment with the Company pursuant to Section 1(d)(i) or (ii) of this Agreement, the Company shall pay to Executive in a lump sum upon such termination an amount in cash equal to (i) all Annual Base Salary that has accrued in favor of Executive as of the date of termination, to the extent unpaid or delivered, (ii) the Annual Base Salary that would have been payable to Executive had his employment by the Company continued until the expiration of the Employment Term, and (iii) the Remainder Bonus and the Loan shall be forgiven. In addition, Executive shall receive benefits as provided in Section 1(h), and his Options shall be treated as specified in Section 12. If Executive terminates his employment with the Company pursuant to Section 1(d)(iii) and is not eligible to terminate under Section 1(d)(i) or (ii), the Company shall only pay to Executive in a lump sum upon such termination an amount of cash equal to all Annual Base Salary that has accrued in favor of Executive as of the date of termination, to the extent unpaid or delivered, and his Options shall be treated as specified in Section 12.

               (f) Survival. Upon termination of Executive's employment and payment of the amounts due Executive pursuant to Section 1 of this Agreement, the obligations of the Company and the Executive under this Agreement shall terminate, except that the Company's obligations with respect to the payment of amounts upon the death or disability of Executive, Section 1(h) (Continuation of Benefits), Section 4(e) (Indemnification), Section 5 (Reimbursement of Expenses) (as it relates to expenses incurred prior to such termination, including, without limitation, relocation expenses incurred pursuant to Section 5(c) and Schedule 5(c)), Section 12 (Stock Options) and
Section 13 (Successors), and the Executive's





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obligations under Sections 6 (Noncompetition), 7 (Confidentiality), 8
(Delivery of Materials) and 9 (Noninterference), will survive (in accordance with the terms and conditions thereof) any such termination.

               (g) Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred as of the date upon which either (x) Tele-Communications, Inc. ("TCI", which term shall include TCI's affiliates and any successor corporation, partnership or other entity formed as a result of or in connection with any pro rata distribution of securities or the right to acquire securities to the holders of securities of TCI, provided that the condition of clause (y) of this Section 1(g) hereof continues to be satisfied) ceases to be the sole "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Voting Securities (as hereinafter defined) having a majority of the outstanding Voting Power (as hereinafter defined) of the Company, (y) any person or group (within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act) not presently an affiliate of TCI becomes the beneficial owner of Voting Securities of TCI having a majority of the outstanding Voting Power of TCI or (z) sale or other disposition of all or substantially all of the assets of the Company in any transaction or series of related transactions to a person that is not an affiliate of TCI. As used herein, the following terms shall have the following meanings: (i) "Voting Securities" shall mean any securities of the Company or TCI, as the case may be, entitled, or which may be entitled, to vote on matters submitted to stockholders generally (whether or not entitled to vote generally in the election of directors), or securities which are convertible into, or exercisable or exchangeable for such Voting Securities, whether or not subject to the passage of time or any contingency; (ii) "Voting Power" shall mean the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of such Voting Securities (or by the holders of any other Voting Securities into which such Voting Securities may be convertible, exercisable or exchangeable for, whichever yields the highest number of votes) upon any matter submitted to stockholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities; and (iii) "affiliate" shall have the meaning set forth in Rule 13e-3(a)(1) under the Exchange Act.

               (h) Continuation of Certain Benefits. In the event Executive's employment is terminated by the Company due to death or disability, or for any reason other than for Cause, or if Executive terminates under Section 1(d)(i) or (ii), then for the remainder of the Employment Term the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with this Agreement if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company as in effect and applicable generally to other executives and their families; provided, however, that the Company may terminate such benefits if the Executive becomes reemployed with another employer and is eligible to receive similar benefits under such subsequent employer's benefit plans. For purposes of determining eligibility of the Executive for retiree benefits pursuant to the Company's plans, practices, programs and policies, in the event of a termination described





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in the preceding sentence, the Executive shall be considered to have remained employed until the end of the Employment Term and to have retired on the last day of such period.

               2. Services to be Rendered by Executive. The Company and Executive agree that Executive will serve the Company as its Chief Operating Officer. Executive shall be responsible for all the Company's merchandizing and marketing operations, reporting directly to the Company's chief executive officer. In such capacity, Executive shall perform all reasonable acts customarily associated with such position, and necessary or desirable to protect and advance the best interests of the Company. Executive shall perform such acts and carry out such duties, and shall in all other respects serve the Company faithfully and to the best of his ability.

               3. Time to be Devoted by Executive. Executive agrees to devote substantially all of his business time, attention, efforts and abilities to the business of the Company and to use his best efforts to promote the interests of the Company. During the Employment Turn it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

               4.       Compensation.

                        (a) Salary. During the Employment Turn, the Executive shall receive an annual base salary of not less than $500,000 ("Annual Base Salary"), increased at least four percent annually, which shall be paid in accordance with the Company's customary payroll practices for salaried employees.

                        (b) Bonus: Loan.

                            (i) Annual Bonus. In addition to Annual Base Salary and other compensation under this Agreement, the Executive shall be entitled to participate in the Company's Management Incentive Plan ("MIP") and be paid on an annual basis such bonus amount ("Annual Bonus") as determined pursuant to the MIP.

                            (ii)  Loan. Upon the Effective Date, against
               Executive's execution of a note evidencing the terms and conditions thereof, the Company shall loan to Executive $1,000,000 (such amount plus interest accrued thereon as yet then unpaid, hereinafter the "Loan"). The Loan shall (i) bear interest at 5.80% per annum, (ii) be due with respect to both principal and interest on the earlier of (x) 2 years and 10 days following the Effective Date or (y) termination of Executive's employment in accordance with Section 1 (b)(iv) or
               Section 1 (d)(iii), and (iii) be evidenced by a written note executed by Executive in favor of Company. Subject to earlier forgiveness as may





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               be required under this Agreement, the Loan shall be forgiven on the following dates if Executive is then employed by the Company.

               Date                                      Amount Forgiven
               ----                                      ---------------
       January 1, 1995                  $500,000 plus accrued interest attributable thereto
       July 1, 1995                     $250,000 plus accrued interest attributable thereto
       2 years from Effective Date      $250,000 plus accrued interest attributable thereto.

               (c) Benefits. During the Employment Term, the Executive (including, where applicable, Executive's family) shall be entitled to benefits in accordance with the welfare benefit and incentive plans, practices, programs and policies of the Company (including, but not limited to, retirement, savings, incentive and stock compensation plans, employee stock purchase plans, medical, death and disability, life and other insurance plans and policies). Minimum service eligibility conditions of such plans shall be waived unless such a waiver would adversely affect the plan or participants therein.

               (d) Vacation. During the Employment Term, the Executive shall be entitled to four weeks of paid vacation per year or such longer period as may be provided by the Company in accordance with the plans, policies, programs and practices of the Company applicable to executives of the Company generally.

               (e) Indemnification.

               (i) In addition to any separate agreements between Executive and the Company relating to indemnification, the Company will indemnify and hold harmless Executive, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer or director of the Company or any subsidiary or affiliate of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Executive to repay all amounts advanced if it should ultimately be determined that Executive is not entitled to be indemnified under this Section.

              (ii) In addition to the foregoing, the Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses incurred by Executive in connection with the defense (including in connection with the defense of counterclaims or cross-claims) of any claim, action, suit or proceeding relating to the





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     enforcement by the Company (including claims, actions, suits or proceedings brought in the right of the Company) of the provisions of Sections 6, 7, 8 or 9 of this Agreement; provided, however. that in the event that the Company (or any person asserting the Company's right) is the prevailing party in such enforcement action (as determined by a court of competent jurisdiction in a final adjudication not subject to appeal), the Executive shall reimburse the Company for all payments made by it pursuant to this
     Section 4(e)(ii).

               (iii) Except as otherwise provided in Section 4(e)(ii) above, the Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code (as hereinafter define).


          (f)  Certain Reduction of Payments by the Company.

               (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any reduction required under this Section 4(f)) (a "Payment") would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of all Payments shall be reduced (but not below zero) such that such aggregate present value of Payments equals the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of
     Section 280G of the Code. For purposes of this Section 4(f), present value shall be determined in accordance with Section 280G(d)(4) of the Code.

               (ii) All determinations required to be made under this Section 4(f) shall be made by the Company's regular independent accounting and auditing firm (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. All fees and expenses of the Accounting Firm shall be





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     borne by the Company. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 4(f), provided that if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 4(f) and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such Payments as are then due to the Executive and shall promptly pay to or distribute to or for the benefit of the Executive such Payments as become due to the Executive.

               (iii) As a result of the uncertainty in the application of
     Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company (or if paid by the Executive to the Company shall be returned to the Executive) if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     5.   Expenses: Relocation Expenses.

          (a) During the Employment Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

          (b) In addition, the Company shall reimburse Executive for the costs and expenses relating to the temporary and permanent relocation of Executive and his family to the Tampa, Florida area, including, but not limited to, reimbursement of Executive for all reasonable temporary housing expenses for Executive and his family during the period of their temporary relocation plus any taxes imposed upon Executive with respect thereto.

          (c) The Company shall provide Executive with the benefits (financial and otherwise) of the Company's relocation policy (a description of which is set forth in Schedule





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5(c) to this Agreement) with respect to the sale of Executive's PRINCIPAL
RESIDENCE OCCUPIED prior to his relocation to the Tampa, Florida area.

          (d) It is at the request of the Company that for each calendar year during the Employment Term, Executive shall attend a flight training course for which Company shall reimburse Executive up to $10,000 per year.

     6. Noncompetition. Executive agrees that while in the employ of the Company and, if Executive terminates his employment with the Company prior to the expiration of the Employment Term in breach of his obligations hereunder, for the period beginning on the date Executive terminates his employment and ending on the date the Employment Term was otherwise scheduled to expire (the "Subject Period"), Executive will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries as it is conducted while Executive is employed by the Company, except as provided in Schedule 6 hereto. Nothing herein contained shall be construed as denying Executive the right to own securities of any such corporation which is listed on a national securities exchange or quoted in the National Association of Security Dealers, Inc. Automated Quotation System (the "NASDAQ System") to the extent of an aggregate of 5% of the amount of such securities outstanding.

     7.   Confidentiality.

          (a) Executive agrees that while in the employ of the Company (otherwise than in the performance of his duties hereunder) and during the period of two years following the scheduled expiration of the Employment Term, he shall not, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and shall use his best efforts to prevent the publication or disclosure of, any Confidential Information (as hereinafter defined) concerning the Company, but this Section 7(a) shall not prevent Executive from responding to any subpoena, court order or threat of other legal duress, provided Executive notifies the Company thereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief. The term "Confidential Information" shall mean information disclosed to Executive by the Company in connection with his employment relating to the business of the Company, including its accounts and finances, customers and customer lists, and its future plans and proposals, to the extent that the foregoing matters are considered proprietary by the Company; Provided. however. that the following shall not be deemed to be Confidential Information:

               (i) information which is or becomes publicly known other than as a result of a breach of this provision by Executive;

               (ii) information lawfully in the possession of Executive prior to disclosure to him by the Company;





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               (iii) information disclosed to Executive by any third party; or

               (iv) information developed independently by Executive subsequent to Executive's employment by the Company.

          (b) Executive agrees that he will comply with the provisions of any confidentiality agreements with others to which he is or may be subject. More specifically, Executive will not divulge to the Company any confidential or proprietary information in violation of any agreements with others.

     8. Delivery of Materials. Executive agrees that upon the termination of his employment he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.


     9. Noninterference. Executive agrees that he will not, while in the employ of the Company and, in the event Executive terminates his employment with the Company prior to the expiration of the Employment Term in breach of his obligations hereunder, during the Subject Period, solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization, or otherwise interfere with the employment relationship between any employee or officer of the Company and the Company.

     10. Remedies of the Company. Executive agrees that, in the event of a material breach by Executive of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation hereof. Executive agrees that because Executive's services to the Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Executive of Sections 6, 7, 8 and 9 hereof, and that upon any such breach or threatened breach by him of such Sections the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief.

     11. Notices. All notices to be given hereunder shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

          (a)    If to be given to the Company:

                 Home Shopping Network, Inc.
                 2501 118th Avenue North
                 St. Petersburg, Florida 33716
                 Attention: Legal Department





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                  With a separate copy to:

                  Joseph A. Cialone, II
                  Baker & Botts, L.L.P.
                  910 Louisiana
                  Houston, Texas 77002-4995

          (b)     If to be given to Executive:

                  David F. Dyer
                  Home Shopping Network, Inc.
                  2501 118th Avenue North
                  St. Petersburg, Florida 33716

                  With a separate copy to:

                  Joseph E. Bachelder
                  Law Offices of Joseph E. Bachelder
                  780 Third Avenue
                  New York, New York 10017

or to such other address as a party may request by notice given in accordance with this Section 11.

     12.  Stock Options.

          (a) The Company hereby grants, effective as of the date hereof ("Grant Date"), to Executive stock options ("Options") with respect to 1,500,000 (the "Total Number of Options") shares of the Company's common stock, par value $.01 per share (the "Common Stock", which term shall include the Common Stock of the Company as it exists on the date hereof and any class or series into which it may hereafter have been changed). The Options granted hereunder (i) shall be at an option price (the "Option Price") per share equal to the fair market value of Common Stock on the Grant Date which is $11.50 per share, (ii) shall vest over a five-year period as follows: one-fifth of the Total Number of Options shall vest and become exercisable by Executive on each anniversary of the Effective Date, commencing with the first anniversary of the Effective Date, such that the Total Number of Options will be fully vested on the fifth anniversary of the Effective Date, unless such vesting is accelerated pursuant to the terms of Section 12(b) or the terms of Schedule 12 of this Agreement, (iii) shall have a term expiring 10 years, unless sooner terminated by reason of the provisions of the Stock Option Grant, from the Grant Date and (iv) if not sooner exercised or expired shall be exercisable in full for at least 10 days prior to any liquidation or dissolution of the Company.

          (b) Options granted hereunder shall contain the terms set forth in Schedule 12 of this Agreement and, in addition, upon termination of employment by Company without

Cause or by Executive for Good Reason, or during the period described in paragraph 1(d)(ii), or by reason of Executive's death, the Options will fully vest and be exercisable for one year. If employee voluntarily terminates, other than during the period described in paragraph 1(d)(ii), or is terminated for Cause, the Options will be exercisable for not more than twelve months following the date of termination and then only to the extent vested as of the date of termination. If Executive's employment is terminated pursuant to
Section 1(b)(ii) of this Agreement, the Options shall lapse at the earlier of the end of the ten-year term of the Option or the end of a period of time after employment termination equal to one month for each full or partial year of employment with the Company from the most recent date of employment.

          (c) In the event of a stock dividend, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event affecting the Common Stock such that an adjustment is required in order to preserve the benefits of this Section 12, an adjustment shall be made to increase or decrease any or all of (i) the number and kind of shares subject to the Options granted hereunder and/or (ii) the Option Price, in such manner as the Company's board of directors may deem reasonable and appropriate; provided. however. that the number of shares subject to the Options granted hereunder shall always be a whole number.

     13.  Successors.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. However, no rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     14.  Miscellaneous.

          (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Executive's employment by the Company, whether oral or written, between the parties hereto. This Agreement may not be changed nor may any provision hereof be waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the law of the State of Florida, without reference to principles of conflict of laws.

          (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (c) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (d) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 1(d) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                   HOME SHOPPING NETWORK, INC.

                                   By: /s/ John M. Draper
                                       ---------------------------------------
                                         John M. Draper, Chairman of the
                                         Compensation and Benefits Committee
                                         of the Board of Directors




                                        /s/ David F. Dyer
                                       ---------------------------------------
                                          David F. Dyer

                                 Schedule 5(c)
                                 -------------


In accordance with the Home Shopping Network, Inc. ("HSN") policy and practice in such matters, the following will apply in the sale of Executive's home at 6203 South Highlands Avenue, Madison, Wisconsin 53705:

1. The Guaranteed Sales Price shall be based on appraised value. HSN will guarantee Executive this price. HSN reserves the right to review and approve/disapprove or modify any offers received by the realtor for Executive. If HSN accepts or directs Executive to accept an offer which is less than the appraised value, HSN will reimburse Executive for the amount of the difference between the Guaranteed Sales Price and offer price, less the monies it has paid towards the amortization of Executive's mortgage.

2. Monthly mortgage payments = $5,011.59. HSN will remit these payments to the first mortgage holder by the fifth day of each month. Upon the sale of Executive's property, HSN will be reimbursed by Executive for any mortgage amortization occurring during the period that HSN made such payments.

3. Maintenance. It is recognized that the property must be properly maintained while for sale. HSN will reimburse Executive for this expense at the rate of $750.00 per month.

4. Insurance which provides appropriate protection against loss from fire, theft, vandalism, weather, etc. will be maintained in Executive's name, and HSN will reimburse Executive for such amounts during the period prior to sale. The annual cost of $800.00 will be paid by HSN. Executive will reimburse HSN for any insurance refunds made at the closing.

5. HSN's Vice President - Human Resources will serve as agent on behalf of HSN to receive and review with Executive all offers presented by Executive's realtors and, if appropriate, to adjust the asking price for the property.

6. The foregoing agreements shall remain in effect during the Employment Term and shall survive termination of the Agreement; provided, however, that in the event Executive terminates his employment other than in accordance with Section 1(d)(i) or (ii) of the Agreement, Executive shall be required to reimburse HSN for the amounts paid on Executive's behalf pursuant to Sections 2, 3 and 4 of this Schedule 5(c).

                                   Schedule 6
                                   ----------


          The ownership of the following securities and/or participation with respect to the activities of the following entities, shall be exempt from the provisions of Section 6 of the Agreement:



                        NONE